UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                         |X| Preliminary Proxy Statement
     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))
                         |_| Definitive Proxy Statement
                       |_| Definitive Additional Materials
                |_| Soliciting Material Pursuant to ss.240.14a-12

                         PLANETLINK COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):

                              |X| No fee required.

  |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: n/a
2) Aggregate number of securities to which transaction applies: n/a
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a
4) Proposed maximum aggregate value of transaction: n/a
5) Total fee paid: none.

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed

                         PLANETLINK COMMUNICATIONS, INC.
                               1415 Bookhout Drive
                                Cumming, GA 30041
                                 (678) 455-7075


                NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MONDAY, DECEMBER ___, 2006


                                DECEMBER 5, 2006

Dear Fellow Stockholders:


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PlanetLink Communications, Inc., a Georgia corporation (the "Company"), will be held on Monday, December __, 2006 at the offices of Andre & Blaustein located at 127 Peachtree Street NE, Suite 700, Atlanta, Georgia 30303 at 2 p.m. local time for the following purposes:


1. To elect three directors to the board of directors with terms expiring at the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To amend our Amended and Restated Articles of Incorporation, to increase the number of authorized common shares from one billion five hundred million shares to five billion shares;

3. To amend our Amended and Restated Articles of Incorporation, to effect a reverse stock split of our common stock in the range of 50:1 to 150:1, as determined in the sole discretion of our board of directors; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record at the close of business on September 28, 2006 are entitled to vote at the meeting or any postponement or adjournment thereof. All stockholders are cordially invited to attend the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN AND RETURN THE ENCLOSED PROXY USING THE ENVELOPE PROVIDED.

BY ORDER OF THE BOARD OF DIRECTORS


December 5, 2006


                                        /s/ M. Dewey Bain
                                        -------------------------------------
                                        M. Dewey Bain
                                        President and Chief Executive Officer

                         PLANETLINK COMMUNICATIONS, INC.
                               1415 Bookhout Drive
                                Cumming, GA 30041
                                 (678) 455-7075


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER __, 2006


                         PROXY SOLICITATION INFORMATION

GENERAL


This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of PlanetLink Communications, Inc. for use at the Annual Meeting of Stockholders to be held on Monday, December __, 2006 at 2 p.m., local time, at the offices of Andre & Blaustein at 127 Peachtree Street NE, Suite 700, Atlanta, Georgia 30303 and at any adjournments thereof (the "Meeting").


COST OF SOLICITATION

The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy material to such beneficial owners. In addition to solicitation by mail, our officers, directors and employees, who will receive no extra compensation for their services, may solicit proxies personally or by telephone or facsimile.


STOCKHOLDER PROPOSALS


Proposals of Stockholders intended to be presented at the 2007 Annual Meeting of Stockholders and included in our proxy statement and proxy for such Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received at our principal executive offices not later than July 18, 2007 for inclusion in the proxy statement for that meeting.

MAILING OF PROXY STATEMENT, PROXY AND FORM 10-KSB ANNUAL REPORT

This Proxy Statement and the accompanying Proxy will be mailed on or about __________, 2006, to all stockholders entitled to notice of and to vote at the Meeting.

We will provide without charge, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2005 and related financial statements and financial statement schedules to each stockholder entitled to vote at the meeting, who requests a copy of such in writing or by phone. Requests should be sent to: PlanetLink Communications, Inc., at 1415 Bookhout Drive, Cumming, GA 30041. Our telephone number is (678) 455-7075.

STOCKHOLDERS ENTITLED TO VOTE

The close of business on September 28, 2006 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on September 28, 2006, there were 1,053,683,760 shares of common stock outstanding and entitled to vote. There were also 2,583,332 preferred shares outstanding and entitled to vote. With respect to all matters that will come before the Meeting, each stockholder may cast one vote for each share registered in his or her name on the record date.

QUORUM

We must have the presence, in person or by proxy, of the holders of a majority of the stock of the corporation entitled to vote to hold the Meeting. This is referred to as a quorum. Proxies received that withhold authority to vote for a nominee for election as a director and those that are marked as abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

VOTES REQUIRED FOR ELECTION OF DIRECTORS

The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. A properly executed proxy marked "Withhold" or "For All Except" with respect to the election of one or more nominees will not be counted as a vote "cast" or have any effect on the election of such nominee or nominees.

VOTE REQUIRED FOR ALL OTHER PROPOSALS

The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Meeting is required:

o to amend our Amended and Restated Articles of Incorporation, to increase the number of authorized shares to 5 billion; and
o to amend our Amended and Restated Articles of Incorporation, to authorize the board of directors to effect a reverse stock split of our common stock in the range of 50:1 to 150:1, as determined in the sole discretion of our board of directors.

A properly executed proxy marked "Abstain" with respect to the above proposals will be treated as shares present or represented and entitled to vote on such proposal and will have the same effect as a vote against the proposal.

RETURNED PROXY CARDS THAT DO NOT PROVIDE VOTING INSTRUCTIONS

Proxies that are signed and returned will be voted in the manner instructed by the stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted "For All Nominees" with respect to the election of all nominees for director named in this Proxy Statement and "For" any additional proposals voted on at the Meeting.

BROKER NON-VOTES

If you hold your shares of common stock in "street name," that is, through a broker, bank or other representative, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain "routine" matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such "broker non-votes" with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter.

CHANGING YOUR VOTE

You may revoke your proxy or change your vote at any time before the proxy is voted at the Meeting. In order to do this, you must:

o  send us written notice, stating your desire to revoke your proxy;
o send us a signed proxy that bears a later date than the one you intend to revoke; or
o attend the Meeting and vote in person. In this case, you must notify the Inspector of Elections that you intend to vote in person.

A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of September 28, 2006 by each stockholder known by us to be (i) a beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2005 fiscal year and (iv) all of our directors and current executive officers as a group:

      ---------------------------------------------------------------------
                                              Amount and
                                              Nature of
      Name and Title of Beneficial Owner      Beneficial      Percentage of
      (2)                                     Ownership         Class (1)
      ---------------------------------------------------------------------
      M. Dewey Bain                           17,922,393         1.70%
      ---------------------------------------------------------------------
      President, Chief Executive Officer
      and Director, Treasurer and Chief
      Financial Officer
      ---------------------------------------------------------------------
      Amy M. Trombly                                   0            *
      ---------------------------------------------------------------------
      Director
      ---------------------------------------------------------------------
      James T. Crane                                   0            *
      ---------------------------------------------------------------------
      Director
      ---------------------------------------------------------------------
      Total for all officers and              17,922,393         1.70%
      directors
      ---------------------------------------------------------------------

* Less than 1%

(1) The number of shares of common stock issued and outstanding as of September 28, 2006 was 1,053,683,760 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on as of September 28, 2006, plus shares of common stock subject to options and warrants held by such person on September 28, 2006 and exercisable within 60 days thereafter.

(2) Unless otherwise indicated, the address for each of these stockholders is c/o PlanetLink Communications, Inc., 1415 Bookhout Drive, Cumming, Georgia 30041. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock which he beneficially owns.

              PROPOSAL TO ELECT DIRECTORS TO THE BOARD OF DIRECTORS
                                 (PROPOSAL ONE)

We have one class of directors and each director serves for one year from the date of election or until the directors' successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors stand for election according to our By-Laws. The directors elected at this Meeting will be elected to serve as set forth in the By-Laws. The board of directors has designated as director nominees Amy Trombly, M. Dewey Bain and James T. Crane. M. Dewey Bain is currently a director of the Company.

The persons named in the proxy will vote to elect Amy Trombly, M. Dewey Bain and James Crane as directors, unless authority to vote for the election is withheld or the proxy is marked with the names of directors as to whom authority to vote is withheld. In the event that any nominee shall become unable or unwilling to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. The board of directors has no reason to believe that any nominee will be unable or unwilling to serve.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information about our directors and executive officers.

--------------------------------------------------------------------------------
Name                      Age  Position
--------------------------------------------------------------------------------
M. Dewey Bain             55   President, Chief Executive Officer and Director,
                               Treasurer and Chief Financial Officer
--------------------------------------------------------------------------------
Amy M. Trombly            39   Director
--------------------------------------------------------------------------------
James T. Crane            30   Director
--------------------------------------------------------------------------------

BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is a brief description of the background of our directors based on information provided by them to us.

M. DEWEY BAIN was elected to our board of directors in August 2002 and appointed president in October 2002. In March 2003, Mr. Bain also was appointed Treasurer. In 1999, Mr. Bain founded, and was the principal partner and principal officer of, Independent Trust Administrators, San Antonio, Texas. He held those positions until he joined the Company. Mr. Bain has been a trial attorney for the Texas Department of Public Welfare and the City of San Antonio, Texas. Mr. Bain also served in the Judge Advocate General Corps (J.A.G.) of the United States Army Reserves for 10 years. Mr. Bain graduated from David Lipscomb College in 1971 with a Bachelor of Arts degree and earned his Juris Doctor degree from the University of Texas in 1975.

AMY M. TROMBLY has served as our director since October 2006. Ms. Trombly serves as Principal of Trombly Business Law, a securities and corporate law firm she founded in May 2002. Prior to founding Trombly Business Law, Ms. Trombly worked as an associate at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. from February 1999 to May 2002 where she managed public transactions including initial public offerings, follow-on offerings and tender offers, and counseled clients in compliance with the federal securities laws. Ms. Trombly served as Vice President at State Street Corporation from September 1998 to February 1999 and worked in the Division of Corporation Finance in the U.S. Securities and Exchange Commission from September 1994 to August 1998. She was Special Counsel at the time of her departure. Ms. Trombly received her B.S. from Babson College and her J.D. from Suffolk University Law School.

JAMES T. CRANE has served as our director since October 2006. Mr. Crane serves as President of J. Crane & Company, P.C., a professional services firm he founded in June 2006. Prior to founding J. Crane & Company, P.C., Mr. Crane was a Partner at Baker, O'Connor and Sullivan, LLC from January 2005 until May 2006. Mr. Crane provided accounting services as a sole proprietor of James T. Crane, CPA from September 1999 until January 2005. Mr. Crane focuses his time and efforts on emerging businesses, assisting them with SEC compliance and communication matters, accounting and accounting-related functions and debt and equity financing actions. Mr. Crane is a Certified Public Accountant. Mr. Crane received his B.S. in Accounting from Bentley College. Mr. Crane has also served as an officer or director of several private as well as public companies.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not have a standing audit committee, compensation committee or nomination committee. Currently, the full board performs the functions normally delegated to such committees. The board believes at this time it is in the best interests of the Company and its stockholders for each member of the board to participate in all functions of the board as long as no conflicts are present. Additionally, the current board consists of three members and the board believes that all three directors should participate in all board activities including those normally performed by an audit committee, compensation committee or nominating committee. However, if the board expands beyond three members in the future, the board will consider creating committees and delegating appropriate board functions to those committees at that time.

PROCEDURE FOR NOMINATING DIRECTORS

The board does not have a written policy or charter regarding how director candidates are evaluated or nominated for the board. Additionally, the board has not created particular qualifications or minimum standards that candidates for the board must meet. Instead, each director on the board considers how a candidate could contribute to the Company's business and meet the needs of the Company and the board.

The board will consider candidates for director recommended by our stockholders. Candidates recommended by stockholders are evaluated with the same methodology as candidates recommended by management or members of the board. To refer a candidate for director, please send a resume or detailed description of the candidate's background and experience with a letter describing the candidate's interest in the Company to PlanetLink Communications, Inc., at 1415 Bookhout Drive, Cumming, GA 30041, attn: M. Dewey Bain. All candidate referrals are reviewed by at least one current board member.

BOARD MEETINGS

During the year ending December 31, 2006, the board of directors held 6 meetings. No director attended less than 75% of the Board meetings.

RELATED PARTY TRANSACTIONS


M. Dewey Bain, our Chief Executive Officer, holds a promissory note whereby we owe him $401,335 of principal and accrued interest as of December 5, 2006.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten percent holders are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of the activity of our officers and directors for the fiscal year ended December 31, 2005, we believe Forms 3, 4 or 5 were timely filed.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our stockholders. Stockholders can direct communications to our Chief Executive Officer, M. Dewey Bain at PlanetLink Communication, Inc., at 1415 Bookhout Drive, Cumming, GA 30041. While we appreciate all comments and questions from stockholders, we may not be able to individually respond to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about our Company at the same time.

Mr. Bain collects and evaluates all stockholder communications. If the communication is directed to the board of directors generally or to a specific board member, Mr. Bain will disseminate the communication to the appropriate party at the next scheduled board meeting unless the communication requires a more urgent response. In that case, Mr. Bain will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Bain will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer and other highly compensated employees during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to executive officers.

                           Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------
                                                                                  Long Term Compensation
                                                                                  ----------------------
                                           Annual Compensation                   Awards           Payouts
                                           -------------------

Name and                                                     Other      Restricted    Securities                All
Principal                                                    Annual        Stock      Underlying    LTIP       Other
Position                     Year     Salary($)  Bonus($)   Comp.($)     Awards ($)    Options     Payouts    Comp.($)
----------------------------------------------------------------------------------------------------------------------
M. Dewey Bain, Chief
Executive Officer and
President                    2003       80,106      0           0            0            0           0          0
                             2004      240,000      0           0            0            0           0          0
                             2005      130,000      0           0            0            0           0          0
----------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS WITH KEY PERSONS

The Company has no employment agreements with any of its officers or directors.

DIRECTOR COMPENSATION

Currently we pay directors who are not also our employees a fee of $250 in stock per meeting, whether held in person, or by telephone conference call.

INDEPENDENT PUBLIC ACCOUNTANTS

Effective August 5, 2004 we engaged Chisholm, Bierwolf & Nilson, LLC as our independent public accountants to report on the our balance sheet as of December 31, 2005 and subsequent periods, and the related combined statements of income, stockholders' equity and cash flows for the years then ended.

We do not expect our independent public accountants to attend our annual meeting of stockholders.

AUDIT FEES

The aggregate fees billed by our auditors, Russell Bedford Stefanou Mirchandani, LLP, for professional services rendered for the audit of our annual financial statements for fiscal year ended December 31, 2004 and to review the restatements of the 2nd and 3rd quarters of 2004 were $37,500 and $15,000 respectively.

The aggregate fees billed by our auditors, Chisholm, Bierwolf & Nilson LLC, for professional services rendered for the audit of our annual financial statements for fiscal year ended December 31, 2005 were $12,500.

The board, acting as an audit committee deemed the fees charged to be compatible with maintenance of the independence of our auditors.

AUDIT-RELATED FEES

During the last two fiscal years, no fees were billed or incurred for assurance or related services by our accountants that were reasonably related to the audit or review of financial statements.

TAX FEES

During the last two fiscal years, no fees were billed or incurred for services which were related to tax compliance, tax advice or tax planning by any of our accountants.

ALL OTHER FEES

During the last two fiscal years, no other fees were billed or incurred for services by any of our accountants other than the audit fees noted above. The board, acting as an audit committee deemed the fees charged to be compatible with maintenance of the independence of our auditors.

THE BOARD OF DIRECTORS PRE-APPROVAL POLICY AND PROCEDURES

We do not have a separate Audit Committee. Our full board of directors performs the functions of an Audit Committee. During fiscal year 2005, the board of directors adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the board of directors or the engagement to render the service is entered into pursuant to the board of director's pre-approval policies and procedures. On an annual basis, the board of directors may pre-approve services that are expected to be provided to us by the independent auditors during the following 12 months. At the time such pre-approval is granted, the board of directors must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy.

The Board has considered whether the provision of the services described above under the caption "All Other Fees" is compatible with maintaining the auditor's independence.

VOTE REQUIRED

Unless individual stockholders specify otherwise, each share will be voted FOR the election of the three nominees named above. There is no cumulative voting. Our board of directors recommends that stockholders vote FOR the director nominees named below, and, unless a stockholder gives instructions on the proxy card to the contrary the proxies named thereon intend so to vote.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF AMY M. TROMBLY, M. DEWEY BAIN AND JAMES T. CRANE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.

   PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                 (PROPOSAL TWO)


Our Amended and Restated Certificate of Incorporation currently authorizes us to issue one billion five hundred million shares of common stock. As of September 28, 2006, we had 1,053,683,760 shares of common stock issued and outstanding, leaving us with an insufficient number of shares of common stock available to satisfy our obligations if all fifty million shares of Series A Convertible Preferred Stock authorized on January 11, 2006 were issued and converted. We initially authorized these preferred shares in part to help us obtain financing for the acquisition of a new subsidiary, Coin Wash Associates, Inc. Coin Wash Associates was incorporated to acquire coin laundry facilities in the southeastern part of the United States. While these acquisitions were originally intended to be done with a combination of cash and stock, we determined that, given the current price and liquidity of our common stock, potential acquisition targets strongly prefer receiving cash in exchange for assets rather than equity at this time. The acquisition of Heavenly Suds, a coin laundry facility in Oakland Park, Florida was accomplished with cash. The transaction closed on November 15, 2006. We are currently reevaluating our business plans and acquisition policy. We have no definitive plans to acquire any additional businesses at the present time; however we may use cash or our stock to acquire coin laundry facilities at some point in the future. Currently, we intend to continue with the increase in authorized shares because we believe the increase will give us increased flexibility in the future should our share price and liquidity improve.

Additionally, we believe we need to increase our authorized shares of common stock available for issuance by the Company so that we can efficiently continue to grow our operations. An increase in the authorized number of shares of common stock will enable us to take advantage of various potential business opportunities through the issuance of our securities, including, without limitation, issuing stock dividends to existing stockholders, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expanding our business through acquisitions should our share price and liquidity improve. We have no present agreements to acquire any such businesses. As of December 5, 2006, we have issued a total of 2,083,334 shares of Series A Convertible Preferred Stock in a private placement in exchange for $100,000, and issued 500,000 shares of Series A Convertible Preferred Stock to our current Chief Executive Officer to retire a $80,000 Note. Accordingly, the board of directors recommends an increase in the number of shares of common stock we are authorized to issue from one billion five hundred million shares to five billion shares.


The additional shares of common stock to be authorized for issuance upon the adoption of such amendment would possess rights identical to the currently authorized common stock. The stockholders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment to authorize the issuance of additional shares of common stock will not have any effect on the par value of the common stock. Nevertheless, the issuance of such additionally authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future. If the board of directors determines that an issuance of shares of our common stock is in our best interest and our stockholders' best interest, the issuance of additional shares would have the effect of diluting the earnings per share or book value per share of the outstanding shares of common stock or the stock ownership or voting rights of a stockholder.

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE AMENDMENT

The increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control without further action by the stockholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock in one or more transactions that would make a change of control more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of common stock or the stock ownership and voting rights of a person seeking to obtain control of our Company. The increase in authorized shares is reflected in our proposed Certificate of Amendment included with this proxy as Attachment A.

VOTE REQUIRED

Our board of directors recommends that the stockholders vote FOR Proposal 2. When a quorum is present, the proposal will be approved if the votes cast favoring the approval exceed the votes cast opposing the approval.

THE BOARD OF DIRECTORS RECOMMENDS AN INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.

PROPOSAL TO AMEND OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF 50:1 TO 150:1, AS DETERMINED IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS (PROPOSAL THREE)

OVERVIEW


We are asking the stockholders to approve a reverse stock split of our outstanding common stock in the range of 50:1 to 150:1, as determined in the sole discretion of the board of directors. The Board has adopted a resolution
(i) declaring the advisability of a reverse stock split in the range of 50:1 to 150:1, subject to stockholder approval, (ii) in connection therewith, an amendment to our Amended and Restated Articles of Incorporation, as amended, to effect such a reverse stock split, and (iii) authorizing any other action it deems necessary to effect such a reverse stock split, without further approval or authorization of our stockholders, at any time on or prior to the date of the 2007 annual stockholder meeting. If the proposed reverse split is approved, our Board would have the discretion to elect, as it determines to be in the best interests of the Company and its stockholders, to effect the reverse split at any exchange ratio within the range at any time before our 2007 annual stockholder meeting. The Board may elect not to implement the approved reverse split at its sole discretion. The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the reverse split, if implemented, and to act in the best interests of the Company and its stockholders.


THE PURPOSE FOR WHICH THE BOARD WOULD EFFECT THE REVERSE SPLIT

In order to attempt to proportionally raise the per share price of our common stock, the board of directors believes that it is in the best interests of our stockholders for the Board to obtain the authority to implement a reverse stock split. The Board believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board's determination that a reverse stock split would be in the best interests of the stockholders at that time.

To effect the reverse split, we would file an amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of Georgia. The form of the amendment to our Amended and Restated Articles of Incorporation, as amended, to effect the proposed reverse split is attached to this Proxy Statement as Attachment B. The text of the amendment to our Amended and Restated Articles of Incorporation, as amended, is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Georgia and as the board of directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split. If the Board elects to implement the reverse split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the selected exchange ratio for the reverse split. The par value and number of authorized shares of the common stock would remain unchanged. The reverse split would become effective upon filing the amendment to our Amended and Restated Articles of Incorporation with the Georgia Secretary of State. No further action on the part of Stockholders would be required to either effect or abandon the reverse split. If the Board does not implement the reverse stock split prior to our 2007 annual stockholder meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed and abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

POTENTIAL EFFECTS OF THE PROPOSED REVERSE SPLIT

The immediate effect of the reverse split would be to reduce the number of shares of the outstanding common stock and to increase the trading price of such common stock. However, the effect of any effected reverse split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the common stock after the reverse split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse split or remain at an increased level for any period. Also, there is no assurance that a reverse stock split would not eventually lead to a decrease in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

If we implement the reverse split, the number of shares of our common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse split by the selected exchange ratio, and then rounding up to the nearest whole share. We would not pay cash to each stockholder in respect of any fractional interest in a share resulting from the reverse stock split. The reverse split would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES

In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the reverse split, as required by the terms of these securities. In particular, proportionate adjustments will be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split. Also, the number of shares reserved for issuance under any existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the reverse split.

OTHER EFFECTS ON OUTSTANDING SHARES

If the reverse split is implemented, the rights and preferences of the outstanding shares of the common stock would remain the same after the reverse split. Each share of common stock issued pursuant to the reverse split would be fully paid and nonassessable.

The reverse split would result in some stockholders owning "odd-lots" of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

AUTHORIZED SHARES OF COMMON STOCK

The reverse split, if implemented, would not change the number of authorized shares of the common stock as designated by our Amended and Restated Articles of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

The additional shares of common stock that would become available for issuance if the reverse split is approved could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed reverse split has been prompted by business and financial considerations, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company. The Board has no plans to use any of the additional shares of common stock that would become available following the approval of the reverse split, if any, for any such purposes.

ACCOUNTING CONSEQUENCES

The par value per share of our common stock would remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the selected exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

FRACTIONAL SHARES

We will not issue fractional shares in connection with the reverse split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the reverse split, any fractional shares which result from the reverse split will be rounded up to the next whole share.

VOTE REQUIRED

The affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed amendment to the Amended and Restated Articles of Incorporation to authorize us to effect a reverse stock split of our common stock in the range of 50:1 to 150:1, as determined in the sole discretion of the our board of directors. The board of directors recommends a vote for the proposed amendment to the Amended and Restated Articles of Incorporation and proxies solicited by the board of directors will be so voted in the absence of instructions to the contrary.

THE BOARD OF DIRECTORS RECOMMENDS A REVERSE SPLIT OF COMMON STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.

                                 OTHER BUSINESS

As of the date of the mailing of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals discussed above.

                                  Attachment A

 CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                       OF PLANETLINK COMMUNICATIONS, INC.

PlanetLink Communications, Inc., a Georgia corporation, hereby submits the following Certificate of Amendment:

1. The name of the corporation is PlanetLink Communications, Inc.

2. The Articles of Incorporation of the Corporation were filed on or about May 27, 1999. The Amended and Restated Articles of Incorporation was filed on January 11, 2006 (the "Amended and Restated Articles").

3. Article 4 of the Amended and Restated Articles are hereby further amended as follows:

4. The Corporation shall have five billion shares authorized (5,000,000,000) of which one hundred and fifty million (150,000,000) shall be preferred stock.

A. Common Stock. The authorized voting common stock of the corporation is four billion eight hundred fifty million (4,850,000,000) shares, par value $.001 per share. Each share shall have one vote.

B. Preferred Stock. The authorized preferred stock of the Corporation is one hundred fifty million (150,000,000) shares. The Corporation, acting by its board of directors, without action by the stockholders, may, from time to time by resolution and by acting upon the filing of such [declaration] certificate or articles of amendment as may be required by the Georgia Business Corporations Code as then in effect, authorize the issuance of shares of preferred stock in one or more series, determine the [par value], preferences, voting rights, limitations, and relative rights of the class or of any series within the class, and designate the number of shares within that series. The Board of Directors may exercise the authority granted to it by this provision to the fullest extent permitted by the Georgia Business Corporation Code.

4. The Amendment was duly adopted on __________.

5. The amendment to the Amended and Restated Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 14-2-1006 and 14-2-1003 of the Georgia Business Corporation Code.

PLANETLINK COMMUNICATIONS, INC.



                           ------------------------------------
                           By: M. Dewey Bain, President,
                           Chief Executive Officer and Director

                                  Attachment B

 CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                       OF PLANETLINK COMMUNICATIONS, INC.

PlanetLink Communications, Inc., a Georgia corporation, hereby submits the following Certificate of Amendment:

1. The name of the corporation is PlanetLink Communications, Inc.

2. The Articles of Incorporation of the corporation were filed on or about May 27, 1999. The Amended and Restated Articles of Incorporation were filed on January 11, 2006 (the "Amended and Restated Articles").

3. Article 9 of the Amended and Restated Articles is hereby further amended as follows:


9. The board of directors is authorized, without further approval of the stockholders, to take all steps necessary to effect, or in its discretion not to effect a reverse split of the common stock of the corporation on the basis of a ratio within the range of one post-split shares for every fifty pre-split shares of common stock to one post-split shares for every one hundred fifty pre-split shares of common stock, with the ratio to be selected and implemented by the corporation's board of directors in its sole discretion (the "Reverse Split"), with the board of director's authority to include, without limitation the authority to cause the officers of the corporation to prepare and file a certificate or an amendment to the Certificate of Incorporation with the Georgia Secretary of State describing or effecting the reverse split.


4. This Amendment was duly adopted on _______________.

5. The amendment to the Amended and Restated Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 14-2-1006 and 14-2-1003 of the Georgia Business Corporation Code.

PLANETLINK COMMUNICATIONS, INC.



                           ------------------------------------
                           By: M. Dewey Bain, President,
                           Chief Executive Officer and Director

Attachment C

PROXY CARD

PLANETLINK COMMUNICATIONS, INC.


Annual Meeting of Stockholders to be held Monday, December  __, 2006

The undersigned hereby appoints M. Dewey Bain, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of PlanetLink Communications, Inc. a Georgia corporation, held of record by the undersigned on September 28, 2006 at the Annual Meeting of Stockholders to be held at the offices of Andre & Blaustein at 2 p.m. Eastern Time on December __, 2006, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposal 1, 2 and 3 and in the discretion of the Proxy agent as to such other matters as may properly come before the meeting.


1. ELECTION OF DIRECTORS: FOR WITHHELD

          Nominees: Amy M. Trombly                           |_|     |_|
                    M. Dewey Bain                            |_|     |_|
                    James T. Crane                           |_|     |_|

                    For All Except: _______________

    2.    AMEND AMENDED AND RESTATED ARTICLES                FOR     ABSTAIN
          OF INCORPORATION TO INCREASE THE NUMBER
          OF AUTHORIZED SHARES FROM 1.5 BILLION TO           |_|     |_|
          5 BILLION IN THE RANGE OF 50:1 TO 150:1.

    3.    AMEND AMENDED AND RESTATED ARTICLES OF FOR
          ABSTAIN INCORPORATION TO EFFECT A REVERSE
          SPLIT. |_| |_|


THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF

     ADDRESS LABEL     Please sign exactly as name appears on stock certificate
                       (as appears on address label affixed hereto). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

                       DATED: ___________, 2006

                       (Signature of stockholder) ______________________________

                       (Signature if held jointly)______________________________


       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.